SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Mercury General Corporation

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4484 Wilshire Boulevard

Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of

Mercury General Corporation

Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the “Company”) will be held at The Wilshire Hotel, 3515 Wilshire Boulevard, Los Angeles, California on May 9, 2012 at 10:00 a.m., for the following purposes:

1.	To elect nine directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified; and

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

March 31, 2012

MERCURY GENERAL CORPORATION

4484 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 9, 2012, at The Wilshire Hotel, 3515 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first furnished to shareholders on or about March 31, 2012.

All shareholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted FOR the election of the Board of Directors’ nominees for director. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Shareholders of record at the close of business on March 15, 2012 will be entitled to vote at the meeting. As of that date, 54,881,427 shares of common stock, without par value (“Common Stock”), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

VOTING

In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of an intention to cumulate votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee’s name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as the shareholder sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of the Board of Directors’ nominees. The proxy may not be voted for more than nine persons.

Pursuant to applicable New York Stock Exchange (“NYSE”) rules, your broker will not have discretion to vote absent direction from you on the matters to be presented at the Annual Meeting because such matters are “non-routine” within the meaning of such rules.

The Board of Directors recommends that shareholders vote FOR election of the nine directors named in this Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified (see page 4).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2012 by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) the executive officers and directors of the Company as a group. The Company believes that, except as otherwise noted, each individual has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
George Joseph Named Executive Officer and Director	18,804,246	(1)(2)	34.3%
Gloria Joseph	9,161,600	(1)(3)	16.7%
BlackRock, Inc.	4,363,888	(4)	8.0%
Gabriel Tirador Named Executive Officer and Director	66,851	(5)	*
Theodore Stalick Named Executive Officer	29,509	(5)	*
Christopher Graves Named Executive Officer and Director	18,208	(5)	*
Allan Lubitz Named Executive Officer	31,309	(5)	*
Michael D. Curtius Director and Executive Consultant	21,066		*
Bruce A. Bunner Director	500		*
Richard E. Grayson Director	—		*
Martha E. Marcon Director	—		*
Donald P. Newell Director	12,700		*
Donald R. Spuehler Director	3,200		*
All Executive Officers and Directors	19,066,099	(5)	34.7%

*	Less than 1.0% of the outstanding Common Stock.
(1)	As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company’s Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933, as amended. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least 5% of the then outstanding shares of the Company’s Common Stock.
(2)	George Joseph’s business address is: Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. Includes 1,600 shares held in trust for the benefit of Mr. Joseph’s daughter over which Mr. Joseph maintains dispositive and voting power.
(3)	Gloria Joseph’s business address is: Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

(4)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on February 10, 2012, indicating beneficial ownership as of December 30, 2011 of 4,363,888 shares of the Company’s common stock with the sole power to vote or direct the vote of 4,363,888 shares and the sole power to dispose or to direct the disposition of 4,363,888 shares. The Amendment to Schedule 13G filed by BlackRock amends the most recent Schedule 13G filing made by BlackRock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(5)	The table includes the following shares issuable upon exercise of options that are exercisable within 60 days from March 31, 2012: Gabriel Tirador, 34,525; Theodore Stalick, 27,250; Christopher Graves, 12,000; Allan Lubitz, 23,750; all executive officers and directors as a group, 146,275. The table also includes shares owned by the ESOP feature of the Company’s profit sharing plan and allocated to the executive officers of the Company.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company.

Mr. Nathan Bessin retired from the Board of Directors effective December 31, 2011. On February 23, 2012, the remaining members of the Board of Directors appointed Mr. Christopher Graves to fill the vacancy created by Mr. Bessin’s retirement.

The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The table below indicates the position with the Company, tenure as director and age of each nominee as of March 31, 2012.

Name	Position with the Company	Age	Director Since
George Joseph	Chairman of the Board	90	1961	(1)
Gabriel Tirador	President, Chief Executive Officer and Director	47	2003
Michael D. Curtius	Director and Executive Consultant	61	1996
Bruce A. Bunner	Director	78	1991
Richard E. Grayson	Director	82	1985
Martha E. Marcon	Director	63	2008
Donald P. Newell	Director	74	1979	(1)
Donald R. Spuehler	Director	77	1985
Christopher Graves	Director and Chief Investment Officer	46	2012	(2)

(1)	Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.
(2)	Mr. Graves was appointed as a director of the Company on February 23, 2012 by the Board of Directors to fill the vacancy created by the retirement of Nathan Bessin.

Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors. Other than Mr. Joseph being an uncle to Charles Toney, the Company’s Vice President and Chief Actuary, there are no family relationships among any of the Company’s directors, executive officers or nominees for director or executive officer.

Each member of the Board of Directors has extensive management and leadership experience gained through executive and professional service in insurance and other industries. In these roles, the directors have developed attributes and skills in management of capital, risk and operations. In addition, all of the directors have longstanding relationships with the Company, with 8 of the 9 directors serving on the Board of Directors or in executive positions with the Company for at least 15 years and average Board tenure of nearly 21 years. This experience with the Company provides the members of the Board of Directors a thorough understanding of the Company’s policies and processes, rules and regulations, risks and mitigating solutions and controls environment. The Nominating/Corporate Governance Committee’s process for identifying, evaluating and recommending qualified candidates for nomination to the Board of Directors is described starting on page 9 under “Director Nomination Process.”

Set forth below are the names of the nominees for election to the Board of Directors, along with their present positions, principal occupations and public company directorships held in the past five years and the specific individual qualifications and skills of such directors that contribute to the overall effectiveness of the Board of Directors and its committees.

George Joseph, Chairman of the Board of Directors, has served as Chairman since 1961. He held the position of Chief Executive Officer of the Company for 45 years between 1961 and December 2006. He has more than 50 years experience in all phases of the property and casualty insurance business. The Company believes that Mr. Joseph’s expertise and experience in the insurance industry and in underwriting, claims management and rate making in particular, as well as his role as founder of the Company and his longstanding service as Chairman and Chief Executive Officer, qualify him for service on the Board of Directors.

Gabriel Tirador, President and Chief Executive Officer of the Company, has served as Chief Executive Officer since January 1, 2007 and as President since October 2001. He was the Company’s Vice President and Chief Financial Officer from February 1998 until October 2001. From January 1997 to February 1998, he served as Vice President and Controller of the Automobile Club of Southern California. Prior to that, he served as the Company’s assistant controller from March 1994 to December 1996. Mr. Tirador has over 20 years experience in the property and casualty insurance industry and is an inactive certified public accountant. The Company believes that Mr. Tirador’s executive management and related experience in the property and casualty insurance industry as well as his accounting and financial reporting expertise, including experience as an auditor with KPMG LLP and in senior financial management positions, qualify him for service on the Board of Directors.

Michael D. Curtius served as President and Chief Operating Officer of the Company from May 1995 until October 2000. Since October 2000, Mr. Curtius has been employed by the Company as an executive consultant. He served as Vice President and Chief Claims Officer of the Company from October 1987 until May 1995. The Company believes that Mr. Curtius’ operational and claims management expertise and his longstanding experience in executive management positions with the Company qualify him for service on the Board of Directors.

Bruce A. Bunner has been retired since February 2002. From January 1996 to February 2002, Mr. Bunner was President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Royal & SunAlliance Group plc. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG LLP from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California. The Company believes that Mr. Bunner’s expertise in accounting and regulatory matters, his executive management experience, his service as the Insurance Commissioner of the State of California, and his 20 years experience as a certified public accountant with KPMG LLP qualify him for service on the Board of Directors.

Christopher Graves, Vice President and Chief Investment Officer of the Company, has been employed by the Company in the investment department since 1986. Mr. Graves was appointed Chief Investment Officer in 1998, and named Vice President in April 2001. The Company believes that Mr. Graves’ over 25 year history with the Company, as well as his extensive experience in the financial and investment industry, particularly with respect to property and casualty insurers, qualify him for service on the Board of Directors.

Richard E. Grayson has been retired since January 1995. Prior to January 1995, Mr. Grayson was Senior Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly held closed-end investment company. The Company believes that Mr. Grayson’s financial market and banking experience and expertise in developing and managing investment portfolios as well as his senior management experience in large organizations qualify him for service on the Board of Directors.

Martha E. Marcon has been retired since January 2006. For more than 20 years prior to January 2006, Ms. Marcon was a partner of KPMG LLP in Los Angeles, California. During 2008, Ms. Marcon provided consulting services to KPMG LLP. The Company believes that Ms. Marcon’s accounting and financial reporting expertise, particularly related to insurance organizations, and her experience as a certified public accountant for 28 years and an auditor with KPMG LLP for more than 30 years qualify her for service on the Board of Directors.

Donald P. Newell has been retired since May 2007. Between January 2001 and May 2007, Mr. Newell was Senior Vice President and General Counsel of SCPIE Holdings Inc., an insurance holding company. Mr. Newell also served as a director of SCPIE Holdings Inc. prior to January 15, 2007. For more than 25 years prior to January 2001, Mr. Newell was a partner of the law firm of Latham & Watkins LLP in Los Angeles and San Diego, California. The Company believes that Mr. Newell’s legal, regulatory and corporate governance expertise, along with his experience as partner and in senior management positions with Latham & Watkins LLP and SCPIE Holdings Inc., qualify him for service on the Board of Directors.

Donald R. Spuehler has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O’Melveny & Myers in Los Angeles, California. For more than 20 years prior to February 1992, Mr. Spuehler was a partner of O’Melveny & Myers LLP. The Company believes that Mr. Spuehler’s extensive legal and taxation expertise, as well as his experience as a partner with O’Melveny & Myers LLP and his experience related to executive compensation matters qualify him for service on the Board of Directors.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

CORPORATE GOVERNANCE

Corporate Governance Documents

The Company has adopted Corporate Governance Guidelines that outline the Company’s corporate governance policies and principles. The Company’s Corporate Governance Guidelines and its other corporate governance documents, including its Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating/Corporate Governance Committee Charter and Investment Committee Charter, are available, free of charge, on the Company’s website at www.mercuryinsurance.com under the “Investor Info” and “Corporate Governance” tabs. The Company will also provide copies of these documents, free of charge, to any shareholder upon written request to the Company’s Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Director Independence

New York Stock Exchange (“NYSE”) rules and regulations require listed companies to have a board of directors with a majority of independent directors. The Company’s Board of Directors currently consists of nine directors. The Board has determined that each of Bruce A. Bunner, Richard E. Grayson, Martha E. Marcon, Donald P. Newell and Donald R. Spuehler has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under NYSE listing standards. Of the remaining directors, Messrs. Joseph, Tirador and Graves currently serve as executive officers of the Company and Mr. Curtius is currently employed by the Company as an executive consultant.

To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to, or are more rigorous than, the independence requirements of the NYSE. In addition to evaluating each director against the Company’s Director Independence Standards, which are included in the Company’s Corporate Governance Guidelines available on the Company’s website noted above, the Board considers all relevant facts and circumstances in making its independence determination.

Board Leadership Structure

Leadership of the Company is currently shared between Mr. Joseph, Chairman of the Board of Directors, and Mr. Tirador, President and Chief Executive Officer. Mr. Joseph held the offices of Chairman and Chief Executive Officer from the founding of the Company until 2007. Mr. Tirador was appointed President in 2001 and Chief Executive Officer in 2007. The Company does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that flexibility in appointing the Chairman of the Board and Chief Executive Officer allows the Board of Directors to make a determination as to such positions from time to time and in a manner that it believes is in the best interest of the Company and its shareholders. Separating these positions currently allows the Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its primary role of review and oversight of management. The Board of Directors also believes that appointing the Chief Executive Officer separately from the Chairman of the Board is an important element of the Company’s succession planning process. Because the positions of Chairman of the Board and Chief Executive Officer are executive officer positions in the Company, and given the current and active participation of each leader in significant matters affecting the Company, Mr. Newell has been appointed to act as the lead independent director. The lead independent director coordinates the activities of the non-management directors, including sessions of the non-management directors, and facilitates communications between the non-management directors and the other members of the Board and the management of the Company.

Board of Directors and Committees

The Board of Directors held four meetings during the last fiscal year and is scheduled to meet quarterly during the current fiscal year. In 2011 each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are encouraged to attend in person each Annual Meeting of Shareholders. Four directors attended the Annual Meeting of Shareholders in 2011.

The Company has an Audit Committee established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The responsibilities of the Audit Committee include, among other things, selecting and engaging the Company’s independent auditors, reviewing the scope of audit engagements, reviewing comment letters of such auditors and management’s response thereto, approving professional services provided by such auditors, reviewing the independence of such auditors, reviewing any major accounting changes made or contemplated, considering the range of audit and non-audit fees, reviewing the adequacy of the Company’s internal accounting controls and overseeing the statutory audit committees of the Company’s insurance subsidiaries. The Audit Committee currently consists of Martha E. Marcon, Donald P. Newell and Donald R. Spuehler, with Martha Marcon acting as Chairman of this Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the listing standards under the NYSE, that each member of the Audit Committee meets the enhanced independence standards established by the Securities and Exchange Commission (the “SEC”) and that Ms. Marcon qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The Audit Committee held eight meetings in 2011.

The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of this Committee. The Compensation

Committee operates pursuant to a written charter adopted by the Board of Directors. The Compensation Committee held four meetings in 2011. The responsibilities of the Compensation Committee include, among other things, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, by designing in consultation with management and evaluating the compensation plans, policies and programs of the Company with respect to such executive officers, considering the most recent shareholder advisory vote on executive compensation in connection with determining executive compensation policies and decisions and administering the Company’s Amended and Restated 2005 Equity Incentive Award Plan, Senior Executive Incentive Bonus Plan and Annual Incentive Plan. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis for inclusion on the Company’s Proxy Statement. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the NYSE listing standards. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive compensation is provided below in “Executive Compensation” as part of the Compensation Discussion and Analysis and under the Summary Director Compensation Table.

The Company has a Nominating/Corporate Governance Committee currently consisting of Donald P. Newell, Martha E. Marcon and Donald R. Spuehler, with Donald P. Newell acting as Chairman of this Committee. The Nominating/Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee held two meetings in 2011. The responsibilities of the Nominating/Corporate Governance Committee include, among other things, identifying and recommending to the Board of Directors qualified candidates for nomination as directors of the Company, developing and recommending to the Board of Directors corporate governance principles applicable to the Company, developing and overseeing the Company’s policy for review and approval of related party transactions and overseeing the evaluation of the Board of Directors and management of the Company. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the NYSE listing standards.

The Company has an Investment Committee currently consisting of George Joseph, Gabriel Tirador, Richard E. Grayson and Christopher Graves, with Richard E. Grayson acting as Chairman of this Committee. The Investment Committee operates pursuant to a written charter adopted by the Board of Directors. The Investment Committee held four meetings in 2011. The responsibilities of the Investment Committee include, without limitation, developing, reviewing and recommending to the Board of Directors and monitoring management’s compliance with investment strategies and guidelines, selecting and monitoring the competence and performance of investment managers, monitoring compliance of the Company’s investment policies and practices with applicable legal and regulatory requirements, reviewing and approving investment transactions, reporting to the Board of Directors at least quarterly regarding the investment transactions made by the Company and the Company’s investment strategies and guidelines, and performing all other duties of the Board of Directors with respect to investment transactions made by the Company.

The Board of Directors’ Role in Risk Oversight

The Company’s management is primarily responsible to manage risk and inform the Board of Directors regarding the most material risks confronting the Company. The Board of Directors has oversight responsibility of the processes established to monitor and manage such risks. The Board of Directors believes that such oversight function is the responsibility of the entire Board of Directors through frequent reports and discussions at regularly scheduled Board meetings. In addition, the Board has delegated specific risk management oversight responsibility to the Board Committees. In particular, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting and also meets regularly with and receives reports from the Company’s internal auditors. The Investment Committee oversees management of risks related to the Company’s investment guidelines and the investment portfolio. The Nominating/Corporate Governance Committee oversees risk management related to the Company’s corporate governance guidelines and code of conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest. The Compensation Committee oversees risk management related to the Company’s executive compensation plans and arrangements. These specific risk categories and the Company’s risk management practices are regularly reviewed by the Company’s Board Committees and discussed with the entire Board of Directors in the ordinary course of each Committee’s report at regular Board meetings.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of its non-management directors, and at least annually schedules a meeting with only independent directors. In accordance with the Company’s corporate governance guidelines, Donald P. Newell, Chairman of the Nominating/Corporate Governance Committee, presides at these meetings. During 2011, the Board held four executive sessions of its non-management directors, including at least one such session with only independent directors.

Director Nomination Process

Director Qualifications. The Nominating/Corporate Governance Committee has established certain criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another publicly held company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating/Corporate Governance Committee does not have a formal policy regarding diversity, but as described above considers a broad range of attributes and characteristics in identifying and evaluating nominees for election to the Board of Directors. The Nominating/Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint in addition to more traditional diversity concepts. The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Identification and Evaluation of Nominees for Directors. The Board of Directors believes that, based on the Nominating/Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating/Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating/Corporate Governance Committee not to accept unsolicited nominations from shareholders. In making its nominations, the Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating/ Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Nominating/Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Nominating/Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Except for Mr. Graves, who was appointed as a director of the Company by the Board of Directors on February 23, 2012 to fill the vacancy created by the retirement of Nathan Bessin, each of the nominees for election as director at the 2012 Annual Meeting of Shareholders was elected at the Annual Meeting of Shareholders held in 2011. Each of the nominees for election is recommended by the Nominating/Corporate Governance Committee to stand for reelection.

Communication with Directors

Shareholders and other interested parties may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Mercury General Corporation—Non-Management Directors, P.O. Box 36662, Los Angeles, California 90036. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics that applies to its officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of business conduct and ethics” within the meaning of the NYSE listing standards. In the event the Company makes any amendments to, or grants any waivers of, a provision of its Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on its next periodic report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Overview

The Company’s executive compensation program is designed to be simple and clear and understandable to employees and investors. The Company seeks to attract, motivate and build the long-term commitment of talented executives and to reward and encourage activities that promote the achievement of premium growth while managing costs and losses to maximize underwriting income and ultimately increase shareholder value. The Company’s executive compensation program is administered, in the judgment of management, to tie total compensation to performance of the Company’s business, and to align executive officer incentives with creation of the shareholder value the Company seeks to achieve.

Pursuant to a standing resolution of the Board of Directors adopted on January 11, 1986, Mr. Joseph, then President and Chief Executive Officer of the Company, was given authority for hiring, promoting and establishing compensation for all executive officers other than himself, with the Compensation Committee being responsible for establishing compensation for Mr. Joseph. Since Mr. Tirador’s appointment as Chief Executive Officer of the Company in January 2007, the Compensation Committee has also had responsibility for establishing the compensation for Mr. Tirador. Messrs. Joseph and Tirador retain the authority to establish compensation for all other executive officers and annually review compensation and responsibilities of all other executive officers.

The Company’s compensation program is designed to provide executive officers total compensation commensurate with responsibilities and competitive with compensation provided to executives in like positions, as determined by the Compensation Committee with respect to Messrs. Joseph and Tirador and as determined by Messrs. Joseph and/or Tirador with respect to the other executive officers, based on their experience in the insurance industry and the Company’s continuing surveillance of industry and general business practice.

The Company’s executive compensation program and the total compensation provided to executive officers are reviewed by the Compensation Committee annually to ensure that the program is designed and operated to achieve those goals.

Components of Executive Compensation

The Company’s executive compensation program consists of base salary, annual cash bonuses, long-term incentives and perquisites and benefits:

Base Salary. The Company provides base salary to provide a stable annual salary at a level consistent with individual contributions. Base salary for executive officers is determined on the date of hire and evaluated annually thereafter or on any material change of duties or position. The base salary of Mr. Joseph, executive Chairman of the Board, and Mr. Tirador, Chief Executive Officer, is determined on an annual basis by the Compensation Committee. In addition to cash compensation, both Mr. Joseph and Mr. Tirador receive director fees for their participation on the Board of Directors.

Pursuant to the standing resolution described above, Mr. Joseph, with the assistance of Mr. Tirador, establishes the base salary of other executive officers. Salary increases generally take into account the performance of the Company and the respective executive officer based on the subjective assessment of Messrs. Joseph and Tirador, as Chairman of the Board and President and Chief Executive Officer.

Annual Cash Bonuses. In addition to base salary, a substantial portion of total compensation for executive officers is provided through annual cash bonuses based on performance criteria for each recipient and for the Company as a whole.

Annual cash bonuses paid to Messrs. Joseph and Tirador are awarded and earned under the Company’s Senior Executive Incentive Bonus Plan (the “Senior Plan”) based on achievement of performance targets established annually by the Compensation Committee. In 2011, the Board of Directors adopted a new Annual Incentive Plan (the “AIP”), which provides opportunities to designated employees of the Company and its subsidiaries, including executive officers, to receive annual cash bonus awards. Under the Senior Plan and the AIP, the Company awards cash bonuses to participants based upon Company and individual participant performance goals established by the Compensation Committee. The Senior Plan and the AIP are administered by the Compensation Committee of the Board, with day-to-day administration of the AIP delegated to the Company’s Chief Executive Officer.

Only Messrs. Joseph and Tirador participate in the Senior Plan. All employees of the Company and its subsidiaries (other than the Company’s AIS subsidiaries) are eligible to participate in the AIP, except those who participate in other incentive programs, such as certain employees and executive officers within the Company’s investment and legal departments. Employees and executive officers within the Company’s investment department are awarded annual cash bonuses based on the financial performance of the Company’s investment portfolio, and certain employees within the Company’s legal department are awarded annual cash bonuses based on their management of assigned cases.

The Compensation Committee establishes the target incentive percentages and Company and personal performance goals for the Chairman of the Board and Chief Executive Officer under the Senior Plan. Under the terms of the AIP, the Company’s Chief Executive Officer or his designee recommends for Compensation Committee approval for each plan year the employees and job classifications for participation in the AIP as well as the target incentive percentages and Company and personal performance goals applicable to participants under the AIP, in each case, other than the Chairman of the Board and the Chief Executive Officer. Non-employee directors of the Company are not eligible to participate in the Senior Plan or the AIP. The target incentive percentages and performance goals under the Senior Plan and the AIP will vary among participants and may change from plan year to plan year.

Company performance goals under the Senior Plan and the AIP are evaluated against the Company’s performance, on a consolidated basis. The personal performance component of an award is evaluated against performance goals established for each participant for the plan year and on management’s determination of the participant’s individual contribution to the Company relative to others in the participant’s department and in similar positions in the Company. Determination of whether a participant under the AIP has achieved his or her personal performance goals is made by the Chief Executive Officer or his designee, subject to the final approval of the Compensation Committee. Determination of whether Messrs. Joseph or Tirador under the Senior Plan has achieved his personal performance goals is made by the Compensation Committee.

Company performance goals under the Senior Plan and the AIP may be based on one or more financial or operational criteria established by the Compensation Committee for each plan year including, without limitation: underwriting income, underwriting results, customer satisfaction, revenue, sales, financial ratios and other performance metrics as the Compensation Committee deems appropriate under the circumstances.

For the 2011 plan year, the Company performance goals for annual incentive awards under the Senior Plan and AIP were based on the written premium growth and combined ratio of the Company during 2011. For 2011, the Compensation Committee established bonus targets under the Senior Plan for each of Mr. Joseph and Mr. Tirador equal to 120% of base salary and maximum bonuses equal to 225% of target bonus, based on the Company’s performance against the performance goals approved under the Senior Plan, including a minimum performance threshold necessary to receive any bonus and an objective formula for determining bonus amounts at performance levels above the threshold amount, up to the maximum bonus amount. For 2011, the Chief Executive Officer recommended and the Compensation Committee approved bonus targets under the AIP for Messrs. Stalick and Lubitz equal to 60% of base salary and maximum bonuses equal to 225% of target bonus, based on the Company’s performance against the performance goals approved under the AIP, including a minimum performance threshold necessary to receive any bonus and an objective formula for determining bonus amounts at performance levels above the threshold amount, up to the maximum bonus amount. After review of the Company’s financial performance during 2011, Messrs. Joseph, Tirador, Stalick and Lubitz received bonuses equal to $513,920, $488,920, $152,650 and $110,260, respectively. Although Mr. Joseph was eligible to receive a larger bonus based on the criteria established under the Senior Plan, Mr. Joseph deferred a portion of such bonus in favor of other employees of the Company. Mr. Graves is awarded an annual cash bonus determined in the discretion of the Chairman of the Company’s Board of Directors and Chief Financial Officer based on the financial performance of the Company’s investment portfolio under his management. After review of the performance of the Company’s investment portfolio during 2011, Mr. Graves received a bonus equal to $486,000.

In addition to performance-based cash bonuses, each executive officer, along with all of the Company’s employees consistent with the Company’s historical practice, received an additional bonus in December 2011 equivalent to one-half-month’s salary.

Long-Term Incentive Compensation. Long-term incentive compensation generally includes awards granted under the Company’s 2005 Equity Incentive Award Plan (the “Plan”), which has been approved by shareholders. While stock options historically have been the dominant awards granted under the Plan, awards available under the Plan include a variety of stock-based compensation such as restricted stock, dividend equivalent awards, deferred stock awards, stock payment awards, stock appreciation rights and performance awards. The objective of granting long-term incentive awards under the Plan is to align executive officers’ interests with the longer term interests of shareholders. These awards, which are at risk and dependent on the creation of incremental shareholder value or the attainment of cumulative financial targets over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award amounts are based on individual performance, level of responsibility, the executive officer’s potential to make significant contributions to the Company and award levels at other similar companies.

The Company currently issues restricted stock units to executive officers and other employees. Restricted stock units represent the right to earn and receive a number of shares of Common Stock based on the achievement of specific performance requirements, which are intended to further align executive officer compensation to the performance of the Company over a multi-year period. The individual grants to named executive officers are subjectively determined based on a number of factors, including, the executive officer’s responsibility level and functional role within the Company. In 2011, the Compensation Committee issued performance-vesting restricted units to executive officers that vest if and to the extent that the Company’s GAAP Earned Underwriting Income during the three-year period ended December 31, 2013 achieves or exceeds the threshold performance levels established by the Compensation Committee.

For 2012, the Compensation Committee has issued performance-vesting restricted stock units to executive officers of the Company that will vest if and to the extent that the Company’s GAAP Earned Underwriting Income and Net Premium Growth during the three-year period ended December 31, 2014 achieve or exceed the threshold performance levels established by the Compensation Committee. The 2012 grants to the Company’s named executive officers are as follows: Mr. Joseph: 10,000 restricted stock units which may vest for up to 22,500 shares of Common Stock; Mr. Tirador: 10,000 restricted stock units which may vest for up to 22,500 shares of Common Stock; Mr. Lubitz: 5,000 restricted stock units which may vest for up to 11,250 shares of Common Stock; and Mr. Stalick: 4,000 restricted stock units which may vest for up to 9,000 shares of Common Stock.

When options are granted, the grants are recommended to the Compensation Committee by management, are considered and approved by the Compensation Committee in connection with the quarterly Board of Directors meetings and are granted on or about the date of the meeting at 100% of fair market value of Company stock on the date of grant, as defined in the Plan.

Other Benefit Programs. The Company’s executive compensation program also includes what it believes to be competitive benefits plans and programs, including a 401(k) savings plan and health and welfare benefits, such as medical, dental, vision care and life insurance benefits. In addition, from time to time, the Company provides executive officers with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with its overall compensation philosophy and goals. The Compensation Committee periodically reviews the types and levels of perquisites that are provided to executive officers. The named executive officers are provided with the following additional personal benefits: all named executive officers are provided with company-owned automobiles or automobile allowance and the Company pays club dues on behalf of Mr. Joseph.

Benchmarking and Compensation Consultants

The Compensation Committee has not benchmarked against any other companies during the past two years, but instead has relied upon experience of its members in setting compensation of the Chief Executive Officer and Chairman of the Board of the Company. The level of compensation of other executive officers of the Company is generally set by reference to, but not benchmarked against, competitive compensation in the industry and by the officer’s experience and duties as determined by the Chief Executive Officer and Chairman of the Board of the Company. The Company engaged a compensation consultant to assist in the development of a new performance-based compensation plan for all employees, including executive officers.

The Compensation Committee’s Consideration of the 2011 Nonbinding Advisory Vote Approving the Compensation of the Company’s Named Executive Officers

At the Company’s 2011 Annual Meeting of Shareholders, shareholders holding more than 97% of the Company’s outstanding shares voted to approve the compensation of the named executive officers. The Compensation Committee has reviewed these results with management and with the full Board of Directors and determined that no specific changes were necessary in its compensation policies and decisions with respect to 2012 as a result of the 2011 vote.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), a public company is generally denied deductions for compensation paid to certain of its named executive officers to the extent the compensation for any such individual exceeds $1,000,000 for the taxable year. Certain performance-based compensation approved by our shareholders is not subject to this deduction limit. Generally, in structuring compensation for our named executive officers, we consider whether a form of compensation will be deductible; however, other factors as discussed above may be of greater importance than preserving deductibility for a particular form of compensation. As set forth below, we believe that bonuses payable under our Senior Plan will qualify as performance based compensation for purposes of Section 162(m).

Conclusion

With compensation based on annual base salary, performance-based cash bonuses, long term equity incentives and participation in non-discriminatory profit sharing and employee benefits plans, the Company’s executive compensation plan avoids the more complex compensation practices used by some companies. There are no severance agreements covering any executive officers of the Company. No executive officers have change of control or “parachute” payments arrangements other than with respect to cash bonuses awarded and earned but unpaid on the date of a change of control. No loans or loan policy exists with respect to executive officers. There are no deferred compensation programs in effect aside from the qualified Section 401(k) plan and no supplemental executive retirement or similar plans exist for executive officers. While future events may dictate the addition of different or additional compensation methods, there is no present plan to change the simple compensation policy now in effect.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders.

The Compensation Committee

Donald R. Spuehler, Chair

Bruce A. Bunner

Richard E. Grayson

Compensation Risks Assessment

As required by rules adopted by the SEC, management has made an assessment of the Company’s compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, the Company has determined that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers, the named executive officers, for the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
George Joseph	2011	$879,856	$36,662	$100,550	—	$513,920	$54,500	$1,585,488
Chairman of the Board	2010	870,833	36,460	—	—	—	77,630	984,923
	2009	850,000	35,418	—	—	491,460	81,749	1,458,627

Gabriel Tirador	2011	$811,525	$33,815	$100,550	—	$488,920	$52,930	$1,487,740
President, Chief Executive Officer and Director	2010	791,667	33,335	108,850	—	—	77,846	1,011,698
	2009	750,000	31,251	—	$172,527	409,550	73,498	1,436,826

Christopher Graves	2011	$346,172	$500,835	—	—	—	$21,075	$868,082
Vice President and Chief Investment Officer	2010	323,611	413,623	—	—	—	35,874	773,108
	2009	306,984	512,791	—	—	—	28,447	848,222

Theodore Stalick	2011	$508,821	$174,420	$40,220	—	—	$22,975	$746,436
Vice President and Chief Financial Officer	2010	498,424	163,853	40,930	—	—	23,839	727,046
	2009	488,250	248,846	—	$51,758	—	12,011	800,864

Allan Lubitz	2011	$367,518	$125,678	$50,275	—	—	$13,289	$556,760
Senior Vice President and Chief Information Officer	2010	341,004	139,301	40,930	—	—	22,502	543,737
	2009	330,000	199,079	—	$51,758	—	20,946	601,783

(1)

Represents the annual one-half-month’s bonus awarded to all employees of the Company plus awards to the named executive officers as determined by Messrs. Joseph and Tirador based on the individual officer’s performance and, for Mr. Lubitz, a signing bonus in connection with his accepting employment with the Company, which was paid  1/2 in 2008 and  1/2 in 2009.

(2)	Reflects the aggregate fair value of awards granted as of the applicable grant date calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) adopted by the Financial Accounting Standards Board. Grant date fair value for the restricted stock and restricted stock units granted to the named executive officers is based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. Assuming that the highest level of performance conditions are achieved, the grant date fair value of the awards granted in 2011 to the each of the following named executive officers would be: $603,300 (in the case Mr. Joseph), $603,300 (in the case of Mr. Tirador), $241,320 (in the case of Mr. Stalick), and $301,650 (in the case of Mr. Lubitz). Assuming that the highest level of performance conditions are achieved, the grant date fair value of the awards granted in 2010 to each of the following named executive officers would be: $435,400 (in the case of Mr. Tirador), $163,720 (in the case of Mr. Stalick), and $163,720 (in the case of Mr. Lubitz). Grant date fair value for the stock options granted to the named executive officers was calculated using the Black-Scholes valuation model, and pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to the notes to the Company’s consolidated financial statements in its Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009, as filed with the SEC.
(3)	Represents awards to Messrs. Joseph and Tirador under the Company’s Senior Executive Incentive Bonus Plan described in more detail under “Senior Executive Incentive Bonus Plan” below.
(4)	See All Other Compensation table below.

All Other Compensation

The following table describes each component of the All Other Compensation column of the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits (1)	Company Contributions to Retirement and 401(k) Plans (2)	Total
George Joseph	2011	$54,500	—	$54,500
	2010	76,530	$1,100	77,630
	2009	80,630	1,119	81,749

Gabriel Tirador	2011	$44,355	$8,575	$52,930
	2010	68,171	9,675	77,846
	2009	67,691	5,807	73,498

Christopher Graves	2011	$12,500	$8,575	$21,075
	2010	26,199	9,675	35,874
	2009	25,409	3,038	28,447

Theodore Stalick	2011	$14,400	$8,575	$22,975
	2010	14,164	9,675	23,839
	2009	6,619	5,391	12,011

Allan Lubitz	2011	$4,714	$8,575	$13,289
	2010	12,827	9,675	22,502
	2009	14,052	6,894	20,946

(1)

Represents for Mr. Joseph director’s fees of $32,000 in 2011, 2010 and 2009, payments for health insurance of $3,679 and $7,934 in 2010 and 2009, respectively, personal use of company automobile in the amounts of $14,906, $33,186 and $33,350 in 2011, 2010 and 2009, respectively, and club dues of $7,594, $7,665 and $7,346 in 2011, 2010 and 2009, respectively; for Mr. Tirador director’s fees of $32,000 in 2011, 2010 and 2009, payments for health insurance of $8,723 and $8,782 in 2010 and 2009, respectively, personal use of company automobile in the amounts of $12,355, $27,448 and $26,909 in 2011, 2010 and 2009, respectively; for Mr. Stalick automobile allowance in the amounts of $14,400, and $14,164 in 2011 and 2010, respectively, and personal use of a company automobile in the amount of $6,619 in 2009; for Mr. Graves, personal use of company automobile in the amounts of $12,500, $26,199 and $25,409 in 2011, 2010 and 2009, respectively; and for Mr. Lubitz payments for health insurance of $8,723 and $11,790 in 2010 and 2009, respectively, and personal use of company automobile in the amounts of $4,714, $4,105 and $2,262 in 2011, 2010 and 2009, respectively.

(2)	Represents the Company’s contributions under its profit sharing plan for Company employees in the amounts of $1,100 in 2010 and $1,119 in 2009 for each of the named executive officers and the Company’s matching contributions under a 401(k) option to the profit sharing plan for Mr. Tirador in the amounts of $8,575, $8,575 and $4,688 in 2011, 2010 and 2009, respectively, for Mr. Stalick in the amounts of $8,575, $8,575 and $4,272 in 2011, 2010 and 2009, respectively, for Mr. Graves in the amounts of $8,575, $8,575 and $1,919 in 2011, 2010 and 2009, respectively, and for Mr. Lubitz in the amounts of $8,575, $8,575 and $5,775 in 2011, 2010 and 2009, respectively.

Grants of Plan-Based Awards

The following table contains information regarding restricted stock units granted to the named executive officers during the fiscal year ended December 31, 2011.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
George Joseph	March 9, 2011	$10,030	$1,055,827	$2,375,611	2,500	10,000	15,000	$100,550
Gabriel Tirador	March 9, 2011	9,251	973,830	2,191,118	2,500	10,000	15,000	100,550
Theodore Stalick	March 9, 2011	2,909	306,281	689,131	1,000	4,000	6,000	40,220
Allan Lubitz	March 9, 2011	2,109	222,009	499,520	1,250	5,000	7,500	50,275

(1)	Represents threshold, target and maximum performance-based awards to Messrs. Joseph and Tirador under the Senior Plan and to Messrs. Stalick and Lubitz under the AIP based on the Company’s achievement of established written premium growth and GAAP combined ratio targets.
(2)	Represents threshold, target and maximum number of performance-based restricted stock units (“RSUs”) eligible to be earned following completion of a three-year performance period ending December 31, 2013 based on the Company’s achievement of established earned underwriting income targets. If the Company achieves 100% or greater of the three-year earned underwriting income target established by the Compensation Committee, then 100% of the RSUs will be earned. If the Company achieves at least 60% of the three-year earned underwriting income target, then 25% of the RSUs will be earned. If the Company achieves less than 60% of the three-year earned underwriting income target, then no RSUs will be earned. Each RSU that is earned represents a contingent right to receive one share of the Company’s Common Stock in the future.
(3)	Represents the full grant date fair value of each individual equity award (on a grant-by-grant basis) as computed under ASC 718.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options and unvested restricted stock units previously awarded to the executive officers named at the fiscal year ended December 31, 2011.

	Option Awards (1)					Stock Awards (2)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units of Stock That Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
George Joseph	—	—	—		—	—	—	2,500	$100,550

Gabriel Tirador	22,025	25,000	47,025	$33.61	05/01/2019	—	—	2,500	100,550

Christopher Graves	9,600	2,400	12,000	51.51	05/04/2017	—	—	—	—

Theodore Stalick	7,500	—	7,500	51.43	10/29/2014	—	—	1,000	40,220
	16,000	4,000	20,000	54.93	08/03/2017
	—	7,500	7,500	33.61	05/01/2019

Allan Lubitz	15,000	5,000	20,000	47.61	02/13/2018	—	—	1,250	50,275
	—	7,500	7,500	33.61	05/01/2019

(1)	All option awards become exercisable in five equal installments on the first through fifth anniversary of the grant date for grants occurring prior to January 1, 2008 and in four equal installments on the first through fourth anniversary of the grant date for grants occurring on or after January 1, 2008.
(2)	All stock awards will vest upon the end of a three-year performance period on December 31 of the second year following the year in which the stock awards were granted if, and to the extent that, the Company achieves, during the three-year period then ended, threshold performance levels established by the Company’s Compensation Committee determined in accordance with generally accepted accounting principles.

Option Exercises and Stock Vested

The following table includes certain information with respect to the options exercised by the named executive officers during the fiscal year ended December 31, 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Christopher Graves	8,000	$36,006
Theodore Stalick	7,500	68,886
Allan Lubitz	3,750	29,591

Equity Compensation Plan Information

As of December 31, 2011, the Company had compensation plans under which equity securities were authorized for issuance, aggregated as follows:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	544,245	$46.09	4,944,500
Equity compensation plans not approved by security holders	—	—	—
Total	544,245	$46.09	4,944,500

Summary Director Compensation Table

The table below summarizes the compensation paid by the Company for the fiscal year ended December 31, 2011 to directors other than Messrs. Joseph and Tirador, whose director compensation is disclosed above in the “All Other Compensation Table.”

Name	Fees Earned or Paid in Cash (2)	All Other Compensation		Total
Nathan Bessin (1)	$36,500	—		$36,500
Bruce A. Bunner	33,500	—		33,500
Michael Curtius	32,000	$157,112	(3)	189,112
Richard E. Grayson	39,500	—		39,500
Martha E. Marcon	42,000	—		42,000
Donald P. Newell	56,500	—		56,500
Donald R. Spuehler	48,000	—		48,000

(1)	Mr. Bessin retired from the Board of Directors, effective December 31, 2011.
(2)	Each of the Company’s non-employee directors received a $4,000 quarterly retainer and $4,000 for each board of directors meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings. In addition, members of Board committees receive additional compensation for service on Board committees. The chair of the Audit Committee received an annual retainer of $4,000 and receives $3,500 per Audit Committee meeting attended in person, and each member of the Audit Committee received $2,500 per Audit Committee meeting attended in person. The chair of the Compensation Committee received an annual retainer of $2,500, and members of the Compensation Committee received $500 per meeting attended (other than meetings held on the date of meetings of the entire Board of Directors). The chair of the Nominating/Corporate Governance Committee received an annual retainer of $1,500 and $1,500 per meeting attended, and each other member of the Nominating/Corporate Governance Committee received $1,000 per meeting attended in person plus, in each case, reimbursement of their out-of-pocket expenses incurred in attending such meetings. Each non-management member of the Investment Committee received $1,500 per meeting attended in person. The lead independent director received an annual retainer of $10,000.
(3)	Mr. Curtius is employed by the Company as an Executive Consultant, and the amount presented reflects compensation paid to or earned by Mr. Curtius during 2011.

In accordance with the Company’s Corporate Governance Guidelines, the Company’s senior management annually reports to the Compensation Committee regarding the status of the Company’s non-employee director compensation, including consideration of direct and indirect forms of compensation to the non-employee directors such as charitable contributions by the Company to organizations in which a non-employee director is involved. Following its review of the report, the Compensation Committee recommends any changes in non-employee director compensation to the Chairman of the Board. Any changes in non-employee director compensation are considered and approved by the Board of Directors after a full discussion.

Senior Executive Incentive Bonus Plan

The Company’s Board of Directors adopted a Senior Executive Incentive Bonus Plan (the “Senior Plan”) on March 23, 1998 and reapproved the Senior Plan on January 31, 2003 and February 8, 2008. The Company’s shareholders approved the Senior Plan at Annual Meetings of Shareholders held on May 13, 1998, May 14, 2003 and May 13, 2008. Under the Senior Plan, designated executive officers of the Company are eligible to receive bonus payments. The Senior Plan provides an incentive for senior executives to perform superior work, ties the incentives of such executives to those of the Company and its shareholders, and enables the Company to attract and retain highly qualified senior executives. The Company believes that the bonuses payable by the Company under the Senior Plan to its senior executives will be fully deductible for federal income tax purposes. Messrs. Joseph and Tirador were the only participants in 2011.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the fiscal year 2011, Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson were members of the Compensation Committee, with Donald R. Spuehler acting as Chairman of the Committee. No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during 2011.

RELATED PERSON TRANSACTIONS

Related Party Transaction Approval Policy

The Board of Directors recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of the Company. Accordingly, the Board of Directors has adopted a policy and procedures for the review, approval and ratification of such transactions. For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable under the Securities and Exchange Commission’s rules regarding related party transactions.

Under this policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interest of the Company. The policy provides for the Nominating/ Corporate Governance Committee to review and approve a transaction involving a director, the CEO or 5% shareholder, and for the CEO to review and approve a transaction involving any executive officer (other than the CEO and any executive who is also a director). Notice of a decision by the CEO to approve a related party transaction should be sent to the Nominating/Corporate Governance Committee prior to finalizing the transaction, which may seek more information or call a meeting to review the transaction in greater detail. If a director or executive officer becomes aware of a transaction that should have been but was not approved in advance under this policy, he or she should report the transaction to whomever would have approved the transaction had it been submitted for advance approval. If the transaction is ongoing and revocable, it should be reviewed to determine whether ratification or other action should be taken. If the transaction is completed and not revocable, it should be evaluated to determine if any mitigation or other action should be taken. The Company’s related party transaction policy also provides that certain transactions that meet the criteria set forth in the policy have standing pre-approval.

Management is expected to report to the Nominating/Corporate Governance Committee any transaction with a related party that is not covered by this policy because it is not reportable under the SEC rules or that involves employment of an immediate family member not reported to the Nominating/Corporate Governance Committee in advance as described above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Mercury General Corporation Board of Directors is composed of three independent directors as required by the listing standards of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Martha E. Marcon (chair), Donald P. Newell and Donald R. Spuehler.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

February 3, 2012	The Audit Committee

Martha E. Marcon, Chair

Donald R. Spuehler

Donald P. Newell

Audit Fees for Fiscal 2011 and 2010

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent auditors, for the fiscal years ended December 31, 2011 and 2010 are as follows:

	2011	2010
Audit Fees (1)	$1,561,246	$1,528,152
Audit-Related Fees (2)	15,000	—
Tax Fees	—	—
All Other Fees (3)	9,550	5,453

(1)	Audit Fees consist of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and Annual Report to Shareholders, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services in connection with the Company’s insurance subsidiaries’ statutory and regulatory financial statement filings for those fiscal years. Audit Fees also include the audit of internal control over financial reporting.
(2)	Audit-Related Fees consist of fees associated with an agreed-upon procedure.
(3)	All Other Fees consist of review of workpapers related to regulatory examinations by insurance departments.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.

Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to questions and may make a statement if they so desire.

Selection of Independent Auditors

The Audit Committee is responsible to select the independent auditors to audit the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee selected KPMG LLP during 2011 as independent auditors for that year. The Audit Committee expects to select the independent auditors to review the Company’s interim financial statements for the first three quarters of 2012 and to audit the Company’s annual financial statements for 2012 during the next few months, as part of its normal selection process.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. The Audit Committee has pre-approved certain non-audit services below established dollar threshold amounts. Additional non-audit services, or provision of non-audit services in excess of the threshold amounts, require separate pre-approval. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services in excess of the threshold amounts and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company’s equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the SEC by a specified date his or her transactions in the Company’s securities. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2010 fiscal year, which came to the Company’s attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. No reporting person of the Company made a late filing under Section 16(a) for transactions occurring in fiscal year 2011. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and a representation that such reports accurately reflect all reportable transactions as holdings.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company not later than December 1, 2012, and any proposal of a shareholder submitted outside the processes of Rule 14a-8 must be received by the Company not later than January 9, 2013 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORTS

Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission are available, without charge, upon written or faxed request to: Theodore Stalick, Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010 (fax: (323) 857-7116).

The Company’s Annual Report to Shareholders is being provided with the Proxy Statement to shareholders of record on March 15, 2012. Upon request, the Company will furnish the Annual Report to any shareholder.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

March 31, 2012

MERCURY GENERAL CORPORATION ATTN: JUDY WALTERS 4484 WILSHIRE BOULEVARD LOS ANGELES, CA 90010

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each following:
1.	Election of Directors Nominees	☐	☐	☐

01	George Joseph 02 Martha E. Marcon 03 Donald R. Spuehler 04 Richard E. Grayson 05 Donald P. Newell
06	Bruce A. Bunner 07 Christopher Graves 08 Michael D. Curtius 09 Gabriel Tirador

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth above. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give you full title as such. Each joint tenant should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Wrap is/are available at www.proxyvote.com.

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MERCURY GENERAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Gabriel Tirador and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 9, 2012, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed.

ESOP Participants: As to those Common Shares that are held for the undersigned in the Employee Stock Ownership Plan feature of the Company’s Profit Sharing Plan, I instruct the Trustee of such plan to sign a proxy for me and to mark the proxy as I specify on the reverse side. If I do not so specify or return the signed proxy by May 8, 2012 at midnight, I understand that the Administrative Committee of such plan will instruct the Trustee how to vote the shares. I also understand that my vote will be held in the strictest confidence. ESOP participants in the plan may attend the Annual Meeting. However, shares held in those plans can only be voted as described in this paragraph, and cannot be voted at the meeting.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

Continued and to be signed on reverse side